ASSIGNMENT OF INVENTION

I, MAO, Huazhong of Suite #206, 8729 - 149th Street, Edmonton, Alberta, T5P 1K2 CANADA (hereinafter referred to as the "Inventor") have made an invention entitled **BIOREACTOR SYSTEMS FOR BIOLOGICAL NUTRIENT REMOVAL** as set forth and described in:

1. Canadian patent application 2,292,244 filed December 14, 1999 and identified by file number 45058.2;

2. United States Patent application 09/459,945 filed December 14, 1999 and identified by attorney docket number 45058.1.

In consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the receipt of which is hereby acknowledged, I hereby irrevocably assign, grant, sell, convey, transfer and make over unto:

TENFEI CORPORATION
10 Xinfu Road
Lingyunggang City
Jiangsu Province
Peoples Republic of China

all of my right, title and interest in and to the Invention, the patent applications listed above, any other applications for patent for the Invention filed in any country, including any divisional, continuation or continuation-in-part applications, and all patents granted for the Invention in any country.

This Assignment shall enure to the benefit of and be binding upon myself and **Tenfei Corporation** and their respective heirs, executors, administrators, successors and assigns.

This Assignment shall be effective as of the 14th day of December, 1999.

IN WITNESS WHEREOF the Inventor has caused this Assignment to be executed at Edmonton, Alberta, CANADA, ~~this~~ as of the 1st day of February, 2000.

Signed, Sealed and Delivered in the presence of

Witness

SORÈL LEINBURD
Barrister & Solicitor
410 - 1333 West Broadway
Vancouver, B.C. V6H 4C1
TEL: 734-4654 FAX: 734-5182

HUAZHONG MAO

ASSIGNMENT OF INVENTION

TENFEI CORPORATION of 18 Xinfu Road, Lingyunggang City, Jiangsu Province, Peoples Republic of China (hereinafter referred to as the "Assignor") has been assigned an invention entitled **BIOREACTOR SYSTEMS FOR BIOLOGICAL NUTRIENT REMOVAL** as set forth and described in:

1. Canadian patent application 2,292,244 filed December 14, 1999 and identified by file number 45058 2;

2. United States Patent application 09/459,945 filed December 14, 1999 and identified by attorney docket number 45058.1,

In consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor hereby irrevocably assigns, grants, sells, conveys, transfers and makes over unto **AQUASOL ENVIROTECH LTD.**, having a registered office at The Huntlaw Building, P.O. Box 190 G.T., Grand Cayman Cayman Islands, all of its right, title and interest in and to the Invention, the patent applications listed above, any other applications for patent for the invention filed in any country, including any divisional, continuation or continuation-in-part applications, and all patents granted for the Invention in any country.

This Assignment shall enure to the benefit of and be binding upon the Assignor and **Aquasol Envirotech Ltd.** and their respective heirs, executors, administrators, successors and assigns.

This Assignment shall be effective as of the 1st day of March, 2000.

This is Exhibit " A " referred to in the affidavit of Dr. Kenneth Cai sworn before me this ___ day of December 20 02.

A Commissioner for taking Affidavits within British Columbia

IN WITNESS WHEREOF the Assignor has caused this Assignment to be executed at Alberta, Canada, this 29th day of February 2000.

TENFEI CORPORATION

Per: [signature]

Per: ____________________

CERTIFICATE OF CORPORATE AUTHORITY

I, Huazhong Mao, HEREBY CERTIFY THAT I am a director and officer of Tenfei Corporation and have the authority to execute the attached Assignment of Patent Application on behalf of Tenfei Corporation:

Dated this 29th day of February, 2000.

[signature]
Signature

ASSIGNMENT OF INVENTION

I, MAO, Huazhong of Suite #105 - 7230 Adera Street, Vancouver, BC V6P 5C4, CANADA (hereinafter referred to as the "Inventor") have made an invention entitled **BIOREACTOR SYSTEMS FOR BIOLOGICAL NUTRIENT REMOVAL** as set forth and described in:

1. Chinese Patent application Bioreactor Systems for Biological Nutrient Removal filed ______________ and identified by ~~file~~ application number 00103077.9

In consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the receipt of which is hereby acknowledged, I hereby irrevocably assign, grant, sell, convey, transfer and make over unto:

AQUASOL ENVIROTECH LTD.
The Huntlaw Building
75 Fort Street
P.O. Box 1350 GT
Grand Cayman
Cayman Islands

all of my right, title and interest in and to the Invention, the patent applications listed above, any other applications for patent for the Invention filed in any country, including any divisional, continuation or continuation-in-part applications, and all patents granted for the Invention in any country.

This Assignment shall enure to the benefit of and be binding upon myself and **Aquasol Envirotech Ltd.** and their respective heirs, executors, administrators, successors and assigns.

This Assignment shall be effective as of the 29 th day of May, 2002

IN WITNESS WHEREOF the Inventor has caused this Assignment to be executed at Vancouver, British Columbia, CANADA, this 29th day of May, 2002.

Signed, Sealed and Delivered)
in the presence of)

Witness ____________________) ____________________
HUAZHONG MAO

SOREL LEINBURD
Barrister & Solicitor
410 - 1333 West Broadway
Vancouver, B.C. V6H 4C1
TEL: 734-4554 FAX: 734-5182